UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 6, 2024

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 6, 2024, Perpetua Resources Corp. (the “Company”) reported the publication by the United States Forest Service (“USFS”) of the Final Environmental Impact Statement (“FEIS”) and a Draft Record of Decision (“DROD”) with respect to the Stibnite Gold Project (“Project”) on the USFS project website. The FEIS analyzes the potential environmental effects of the mining operation of the Project as proposed by the Company through a general plan of operations. The DROD outlines the USFS’s decision to authorize the 2021 Modified Mine Plan and to approve a special use authorization for transmission line upgrades and installation of a new power transmission line with supporting infrastructure. The Company is reviewing the content of the FEIS and DROD.

The publication of the DROD commenced a 45-day pre-decisional objection period in which those who have participated in a prior formal public comment period for the Project will have an opportunity to have their unresolved concerns reviewed before USFS issues a final Record of Decision (“ROD”). Individuals must have submitted substantive formal comments related to the Project during previous comment periods to participate in this objection period unless the issue is based on new information that arose after the prior opportunities to comment. Objections will be accepted for 45 days following publication of the legal notice in the Idaho Statesman. The objection period will be followed by another 45-day resolution period prior to the publication of the final ROD. Based on the USFS schedule published in July 2024, the final ROD is anticipated by the end of 2024.

With the publication of the FEIS and DROD and a final ROD expected this year, the Company has engaged RBC Capital Markets and Endeavour Financial to assist with the evaluation of potential strategic and financing opportunities and to support the Company’s application process in connection with the U.S. EXIM $1.8 billion Letter of Interest received in April 2024.

Cautionary Statement

Investors should be aware that the publication by the USFS of the FEIS and the DROD, and the publication of the USFS permitting schedule, does not indicate any commitments on the part of the USFS with regard to the content or timing of a final ROD. The DROD is subject to a 45-day objection period, followed by a 45-day resolution period, which may be extended by the USFS in its sole discretion. Furthermore, the USFS is not bound by the permitting schedule and anticipated milestones may be delayed materially or not be satisfied.

In addition, investors should be aware that the U.S. EXIM Letter of Interest is non-binding and conditional, and does not represent a financing commitment. A funding commitment is conditional upon completing the application, due diligence and underwriting process and receiving all required Project approvals. There can be no assurance of the amount of committed financing, if any, or the timing of any such commitment.

Statements contained in this Current Report that are not historical facts are “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-looking Information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: September 6, 2024	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer